UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported: May 19, 2026

RIVER FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Alabama	333-205986	46-1422125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2611 Legends Drive Prattville, Alabama	36066
(Address of Principal Executive Offices)	(Zip Code)

(334) 290-1012

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07 Submission of Matter to a Vote of Security Holders.

On May 19, 2026, River Financial Corporation (the “Company”) held its 2026 Annual Meeting of Stockholders (the “Annual Meeting”). Summarized below is a description of the matters voted on at the Annual Meeting and the final results of such voting.

Proposal - Election of Directors

The stockholders elected each of the director nominees to serve as directors until the Company’s 2027 annual meeting of stockholders and until their successors have been elected and qualified. Each of the director nominees was a current director of the Company who was re-elected. The voting for each of the directors at the Annual Meeting was as follows:

Name	Votes For	Votes Against	Abstain	Broker non-votes
Larry Puckett	4,150,166	7,408
Gerald R. Smith, Jr.	4,154,632		2.942
John A. Freeman	4,147,224	7,408	2,942
W. Murray Neighbors	4,147,224	7,408	2,942
Vernon B. Taylor	4,144,724	7,408	5,442
James M. Stubbs	4,150,166	7,408
Charles R. Moore, III	4,152,132		5,442
Brian McLeod	4,154,632		2,942
Jerry C. Kyser, Jr.	4,138,962	16,112	2,500

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIVER FINANCIAL CORPORATION

Date: May 21, 2026	By	/s/ James M. Stubbs
James M. Stubbs
Chief Executive Officer